UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005
HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 16, 2005, Harmonic Inc., a Delaware corporation (the “Company”), and Silicon Valley Bank (the “Lender”), entered into a First Amendment (the “Amendment”) to the Second Amended and Restated Loan and Security Agreement (the “Credit Facility”), dated December 17, 2004, between the Company and the Lender. Pursuant to the terms of the Amendment, the Company and the Lender amended the terms of the Credit Facility to, among other things:
•	increase to $20 million from $10 million the amount available to the Company from the Lender under its revolving credit line;

•	reduce to $30 million from $50 million the amount of unrestricted cash and cash equivalents that the Company is required to maintain in its treasury;

•	release the Company’s intellectual property from the collateral used to secure the Company’s borrowings under the Credit Facility;

•	extend the maturity date of the Credit Facility to December 15, 2006; and

•	modify various fees payable under the Credit Facility.
The foregoing description of the Amendment and portions of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Credit Facility. A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1. A copy of the Credit Facility was previously filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of December 16, 2005, by and between Harmonic Inc. and Silicon Valley Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC. Date: December 22, 2005
By:	/s/Robin N. Dickson
Robin N. Dickson
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of December 16, 2005, by and between Harmonic Inc. and Silicon Valley Bank.